Exhibit 15.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-286019 and File No. 333-292252) of our report dated June 10, 2024, except for the Note 13 as to which the date is July 24, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of LZ Technology Holdings Limited for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, New York

April 28, 2026

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com